Exhibit 99.1

For Immediate Release	Contact:	Patrick Lyons
Hudson
212-351-7425
patrick.lyons@hudsonrpo.com

Hudson Global Reports 2018 Third Quarter Results

NEW YORK, NY - November 1, 2018 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, announced today financial results for the quarter ended September 30, 2018.

2018 Third Quarter Summary

•	Revenue of $17.1 million increased 7.7 percent from the third quarter of 2017 and increased 11.6 percent in constant currency.

•	Gross profit of $10.9 million decreased 2.6 percent from the third quarter of 2017 but increased 0.3 percent in constant currency.

•
Net loss of $0.9 million, or $0.03 per basic and diluted share, compared to net loss of $0.8 million, or $0.03 per basic and diluted share, for the third quarter of 2017. The results in the third quarter of 2017 included net loss from continuing operations of $0.5 million and net loss from discontinued operations of $0.4 million related to the sale of the recruitment and talent management businesses.

•	Adjusted EBITDA (Non-GAAP measure)* loss of $0.3 million compared to adjusted EBITDA of $0.2 million in the third quarter of 2017.

"Similar to last quarter, the Asia Pacific region produced the strongest growth while year over year comparisons for the Americas and Europe continued to be impacted by a large global contract that ended in the third quarter of 2017," said Jeff Eberwein, chief executive officer at Hudson Global. Mr. Eberwein continued, "This year has been one of significant transition for Hudson with tremendous focus on creating our own structures, systems, and processes following our separation from the legacy businesses we sold in March. Importantly, we have also focused intensively this year on reducing the corporate costs left over from these legacy businesses."

Mr. Eberwein continued, "We have begun to invest in technology, sales personnel, and marketing in order to drive profitable growth in 2019 and beyond. In addition to these internal investments, we may also begin to look at profitable, bolt-on acquisition opportunities in 2019 after we have finished building the platform for our new company. Looking to the future, we are very excited about our pipeline of potential new business opportunities and the business we are building. As the only publicly-traded, pure-play RPO company, Hudson is uniquely positioned to capitalize on the fast-growing, global RPO market. Also, I am proud to say that Hudson RPO ranked among HRO Today's Bakers Dozen for 2018, which is the ninth consecutive year we have made this prestigious list of the top RPO providers in the world."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

The divested businesses are treated as discontinued operations, therefore the discussion below is focused on the continuing operations of the RPO business for all periods presented. Prior period EBITDA and Adjusted EBITDA may not be comparable due to regional support and infrastructure cost allocation treatment between continuing and discontinued operations following the divestitures.

Americas

In the third quarter of 2018, Americas' revenue of $3.6 million decreased 11 percent while gross profit of $3.0 million decreased 19 percent compared to the third quarter of 2017. Growth in financial services and life sciences was offset by lower volumes elsewhere, particularly the conclusion of a large global contract that ended at the end of the third quarter of 2017. EBITDA was $0.1 million in the third quarter compared to EBITDA of $0.5 million a year ago. The region delivered adjusted EBITDA of $0.3 million for the third quarter compared to adjusted EBITDA of $0.6 million a year ago.

Asia Pacific

Asia Pacific's revenue of $9.3 million increased 23 percent while gross profit of $5.7 million increased 18 percent in constant currency in the third quarter of 2018 compared to the same period in 2017. Growth was driven by new client wins as well as higher volumes at existing clients; growth was particularly strong in China, Hong Kong, and Singapore. EBITDA was $0.5 million in the third quarter compared to EBITDA of $1.4 million a year ago. Asia Pacific delivered adjusted EBITDA of $0.7 million compared to adjusted EBITDA of $1.5 million in the third quarter of 2017.

Europe

Europe's revenue of $4.2 million increased 13 percent while gross profit of $2.2 million decreased 6 percent in constant currency in the third quarter of 2018 compared to the third quarter of 2017. Gross profit growth in the U.K. of 30 percent was offset by declines in Continental Europe due to a large global contract that ended at the end of the third quarter of 2017. EBITDA loss was $0.2 million in the third quarter compared to EBITDA of $0.3 million a year ago. Adjusted EBITDA was $0.0 million in the third quarter of 2018 compared to Adjusted EBITDA of $0.4 million a year ago.

Liquidity and Capital Resources

The Company ended the third quarter of 2018 with $38.9 million in cash, which includes $0.4 million in restricted cash. The Company had no credit facilities in place at the end of the third quarter of 2018, but remains in discussions with various lenders about new credit facilities to fund the working capital needs of the RPO business. The Company used $0.1 million in cash flow from operations during the third quarter compared to generating $1.0 million in cash flow from operations in the third quarter of 2017. The cash flow statement in the third quarter of 2017 includes the recruitment and talent management businesses sold on March 31, 2018.

Share Repurchase Program

The Company has a common stock share repurchase authorization in place of $10.0 million. Since the inception of this program in the third quarter of 2015, the Company has purchased 3.6 million shares for a total of $7.4 million. The Company continues to view opportunistic share repurchases as an attractive use of capital and expects to adopt a more aggressive share repurchase strategy going forward. In addition, after the current $10.0 million authorization is completed, the Company expects to approve a new share repurchase authorization.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

The Company expects RPO operations before corporate costs to generate adjusted EBITDA of $4.0 million to $4.5 million in 2018 versus previous guidance of $5.0 million to $6.0 million. The reduction in guidance is due to startup delays on two new projects as well as investments we are starting to make in technology, sales personnel, and marketing. We expect corporate costs of $8.0 million to $8.25 million in 2018, including $2.4 million of severance expense recorded in the first half of 2018. As a result, the Company expects an adjusted EBITDA loss in 2018 of $3.5 million to $4.25 million. Turning to the outlook for 2019, we continue to expect gross profit to grow more than 10% versus 2018, and we believe adjusted EBITDA before corporate costs should grow faster than this rate. Corporate costs are expected to be on a run-rate of $4.0 million in 2019, which we believe will enable Hudson to generate positive adjusted EBITDA in 2019.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:

•	Toll-Fee Dial-In Number: (877) 497-1434

•	International Dial-In Number: (929) 387-3951

•	Conference ID #: 1597881

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson

Hudson Global is a talent solutions company with expertise in recruitment process outsourcing and managed services. We help our clients and candidates succeed by leveraging our expertise and our deep industry and market knowledge. Operating around the globe through relationships across our network of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions, and a tailored, consultative approach to help businesses achieve higher performance and outstanding results. More information is available at hudsonrpo.com.

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a Company focused on its RPO business; global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the Company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time and the impact of any loss of a significant client; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the Company. Additional information concerning these and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$17,127	$15,898	$50,357	$44,371
Direct costs	6,246	4,728	18,521	12,492
Gross profit	10,881	11,170	31,836	31,879
Operating expenses:
Salaries and related	8,925	9,331	28,586	26,884
Other selling, general and administrative	2,696	1,761	7,905	5,633
Depreciation and amortization	1	79	3	238
Business reorganization	—	—	—	(112)
Total operating expenses	11,622	11,171	36,494	32,643
Operating income (loss)	(741)	(1)	(4,658)	(764)
Non-operating income (expense):
Interest income (expense), net	102	(3)	162	(7)
Other income (expense), net	(72)	(19)	(184)	(71)
Income (loss) from continuing operation before provision for income taxes	(711)	(23)	(4,680)	(842)
Provision for income taxes from continuing operations	112	459	393	850
Income (loss) from continuing operations	(823)	(482)	(5,073)	(1,692)
Income (loss) from discontinued operations, net of income taxes	(47)	(366)	13,560	756
Net income (loss)	$(870)	$(848)	$8,487	$(936)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.02)	$(0.01)	$(0.15)	$(0.05)
Basic and diluted earnings (loss) per share from discontinued operations	—	(0.01)	0.41	0.02
Basic and diluted earnings (loss) per share	$(0.03)	$(0.03)	$0.26	$(0.03)
Weighted-average shares outstanding:
Basic	33,101	32,151	32,746	32,120
Diluted	33,101	32,151	32,746	32,120

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$38,436	$5,580
Accounts receivable, less allowance for doubtful accounts of $52 and $69, respectively	14,500	11,545
Prepaid and other	594	388
Current assets of discontinued operations	—	79,530
Total current assets	53,530	97,043
Property and equipment, net	149	1
Deferred tax assets, non-current	350	324
Restricted cash, non-current	352	102
Other assets	55	269
Non-current assets of discontinued operations	—	13,901
Total assets	$54,436	$111,640
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,206	$1,193
Accrued expenses and other current liabilities	9,561	7,259
Current liabilities of discontinued operations	61	51,952
Total current liabilities	10,828	60,404
Income tax payable, non-current	2,001	1,682
Other non-current liabilities	295	192
Non-current liabilities of discontinued operations	—	6,210
Total liabilities	13,124	68,488
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 36,135 and 34,959 shares, respectively	34	34
Additional paid-in capital	484,890	483,558
Accumulated deficit	(434,932)	(443,419)
Accumulated other comprehensive income	(399)	10,709
Treasury stock, 4,087 and 3,800 shares, respectively, at cost	(8,281)	(7,730)
Total stockholders’ equity	41,312	43,152
Total liabilities and stockholders' equity	$54,436	$111,640

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2018	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,590	$9,306	$4,231	$—	$17,127
Gross profit, from external customers	$2,990	$5,741	$2,150	$—	$10,881
Adjusted EBITDA (loss) (1)	$323	$725	$(39)	$(1,293)	$(284)
Stock-based compensation expense	23	17	12	404	456
Non-operating expense (income), including corporate administration charges	213	248	175	(564)	72
EBITDA (loss) (1)	$87	$460	$(226)	$(1,133)	$(812)
Depreciation and amortization expenses					1
Interest expense (income), net					(102)
Provision for (benefit from) income taxes					112
Income (loss) from continuing operations					$(823)
Income (loss) from discontinued operations, net of income taxes					(47)
Net income (loss)					$(870)

For The Three Months Ended September 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,043	$8,081	$3,774	$—	$15,898
Gross profit, from external customers	$3,667	$5,173	$2,330	$—	$11,170
Adjusted EBITDA (loss) (1)	$579	$1,492	$408	$(2,238)	$241
Stock-based compensation expense	20	3	—	140	163
Non-operating expense (income), including corporate administration charges	76	110	93	(260)	19
EBITDA (loss) (1)	$483	$1,379	$315	$(2,118)	$59
Depreciation and amortization expenses					79
Interest expense (income), net					3
Provision for (benefit from) income taxes					459
Income (loss) from continuing operations					$(482)
Income (loss) from discontinued operations, net of income taxes					(366)
Net income (loss)					$(848)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2018	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,509	$9,600	$3,906	$—	$17,015
Gross profit, from external customers	$2,923	$5,759	$2,119	$—	$10,801
Adjusted EBITDA (loss) (1)	$148	$862	$188	$(2,275)	$(1,077)
Stock-based compensation expense	16	9	6	149	180
Non-operating expense (income), including corporate administration charges	208	345	148	(656)	45
EBITDA (loss) (1)	$(76)	$508	$34	$(1,768)	$(1,302)
Depreciation and amortization expenses					2
Interest expense (income), net					(60)
Provision for (benefit from) income taxes					109
Income (loss) from continuing operations					$(1,353)
Income (loss) from discontinued operations, net of income taxes					(11)
Net income (loss)					$(1,364)

For The Three Months Ended December 31, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,677	$8,528	$3,074	$—	$15,279
Gross profit, from external customers	$3,181	$5,307	$1,729		$10,217
Adjusted EBITDA (loss) (1)	$517	$1,661	$136	$(2,913)	$(599)
Business reorganization expenses (recovery)	10	—	(7)	—	3
Stock-based compensation expense	23	2	—	262	287
Non-operating expense (income), including corporate administration charges	23	62	53	(55)	83
EBITDA (loss) (1)	$461	$1,597	$90	$(3,120)	$(972)
Depreciation and amortization expenses					122
Interest expense (income), net					1
Provision for (benefit from) income taxes					18
Income (loss) from continuing operations					$(1,113)
Income (loss) from discontinued operations, net of income taxes					(892)
Net income (loss)					$(2,005)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2018	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,799	$27,731	$11,827	$—	$50,357
Gross profit, from external customers	$9,039	$16,423	$6,374	$—	$31,836
Adjusted EBITDA (loss) (1)	$841	$2,211	$200	$(6,809)	$(3,557)
Stock-based compensation expense	66	30	18	984	1,098
Non-operating expense (income), including corporate administration charges	472	670	358	(1,316)	184
EBITDA (loss) (1)	$303	$1,511	$(176)	$(6,477)	$(4,839)
Depreciation and amortization expenses					3
Interest expense (income), net					(162)
Provision for (benefit from) income taxes					393
Income (loss) from continuing operations					(5,073)
Income (loss) from discontinued operations, net of income taxes					13,560
Net income (loss)					$8,487

For The Nine Months Ended September 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$12,519	$21,240	$10,612	$—	$44,371
Gross profit, from external customers	$11,239	$14,084	$6,556	$—	$31,879
Adjusted EBITDA (loss) (1)	$1,317	$3,488	$1,081	$(5,766)	$120
Business reorganization expenses (recovery)	(91)	—	1	(22)	(112)
Stock-based compensation expense	73	7	—	677	757
Non-operating expense (income), including corporate administration charges	218	308	215	(669)	72
EBITDA (loss) (1)	$1,117	$3,173	$865	$(5,752)	$(597)
Depreciation and amortization expenses					238
Interest expense (income), net					7
Provision for (benefit from) income taxes					850
Income (loss) from continuing operations					(1,692)
Income (loss) from discontinued operations, net of income taxes					756
Net income (loss)					$(936)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its gross profit generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross profit, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2018	2017
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$3,590	$4,043	$(6)	$4,037
Hudson Asia Pacific	9,306	8,081	(525)	7,556
Hudson Europe	4,231	3,774	(23)	3,751
Total	$17,127	$15,898	$(554)	$15,344
Gross profit:
Hudson Americas	$2,990	$3,667	$(6)	$3,661
Hudson Asia Pacific	5,741	5,173	(303)	4,870
Hudson Europe	2,150	2,330	(32)	2,298
Total	$10,881	$11,170	$(341)	$10,829
SG&A (1):
Hudson Americas	$2,689	$3,153	$3	$3,156
Hudson Asia Pacific	5,032	3,687	(221)	3,466
Hudson Europe	2,202	1,878	(10)	1,868
Corporate	1,698	2,374	—	2,374
Total	$11,621	$11,092	$(228)	$10,864
Operating income (loss):
Hudson Americas	$300	$558	$(10)	$548
Hudson Asia Pacific	708	1,486	(80)	1,406
Hudson Europe	(53)	408	(7)	401
Corporate	(1,696)	(2,453)	—	(2,453)
Total	$(741)	$(1)	$(97)	$(98)
EBITDA (loss):
Hudson Americas	$87	$483	$(12)	$471
Hudson Asia Pacific	460	1,379	(73)	1,306
Hudson Europe	(226)	315	(23)	292
Corporate	(1,133)	(2,118)	—	(2,118)
Total	$(812)	$59	$(108)	$(49)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.